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                                   EXHIBIT 21
                                SUBSIDIARIES OF
                         AIRTOUCH COMMUNICATIONS, INC.

AirTouch International (California)
                   AirTouch Thailand Ltd. (Thailand)
                   AirTouch International GmbH (Germany)
                   AirTouch Taiwan, Inc. (Delaware)
                   AirTouch Asia, Inc. (Delaware)
                   AirTouch California, Inc. (Delaware)
                   AirTouch International Holdings, Inc. (Delaware)
                   AirTouch Limited, Inc. (Delaware)
                   AirTouch Germany, Inc. (Delaware)
                   AirTouch Belgium, S.A. (Belgium)
                   AirTouch Cayman Holdings Unlimited
                         (Cayman Islands, British West Indies)
                   AirTouch Espana, S.A. (Spain)
                   AirTouch (Europe) B.V. (Netherlands)
                   AirTouch (Europe) Deinstleistungs-und Beteiligungs-B.V. &
                         Co. KG (Germany)
                   AirTouch International (Mauritius) Limited (Port Louis,
                         Mauritius)
                   AirTouch Japan Company Limited (Japan)
                   AirTouch Netherlands B.V. (Netherlands)
                   AirTouch Netherlands II B.V.( Netherlands)
                   India Wireless Holdings Limited (India)
                   NordicTel Holdings, AB (Sweden)
                       A.B. Europolitan (Sweden)
                       Europolitan Stores A.B. (Sweden)
                   Telecel - Comunicacoes Pessoais, SA (Portugal)
                   Zahan Communications (Mauritius) Limited (Mauritius)

AirTouch Communications - Washington, Inc. (Delaware)
AirTouch Communications Deutschland GmbH (Germany)
AirTouch Development Corporation (California)
AirTouch Satellite Services, Inc.  (Delaware)
                   ATSS Canada, Inc. (Delaware)
                   ATSS Mexico, Inc. (Delaware)
                   ATSS/Loral Mexico L.P. (Delaware)
AirTouch Satellite Services US, Inc. (Delaware)
AirTouch Technical Services (California)
AirTouch Services (California)
AirTouch PCS, Inc. (Delaware)
AirTouch PCS Holding, Inc. (Delaware)
                   PCS Nucleus, L.P. (Delaware)
AirTouch WMC, Inc. (Delaware)
WMC Partners, L.P. (Delaware)

AirTouch Cellular, Inc. (Delaware)
New Par (Delaware)
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AirTouch Cellular (California)
        AirTouch Group, LLC (Delaware)
                 CMT Partners (Delaware)
        AirTouch Cellular of California, Inc. (Delaware) Los Angeles SMSA Limited Partnership (California) Mineral RSA Limited Partnership (California)
        Nevada RSA No. 2 Limited Partnership (California) Oxnard-Ventura-Simi Limited Partnership (California)

AirTouch Cellular of Nevada  (Nevada)
        AirTouch Cellular of Arizona (Nevada)
        AirTouch Cellular of Georgia (Nevada)
                 Athens Cellular, Inc.  (Delaware)
        AirTouch Cellular of Kansas  (Nevada)
                 Topeka Cellular Telephone Company, Inc. (Delaware) AirTouch Cellular of Michigan (Nevada)
        AirTouch Cellular of Texas (Nevada)

AirTouch Paging (Nevada)
        AirTouch Paging of Kentucky, Inc. (Kentucky)
        AirTouch Paging of Virginia, Inc. (Virginia)
AirTouch Paging of California (California)
AirTouch Paging of Ohio, Inc. (Delaware)
AirTouch Paging of Texas (Nevada)